EXHIBIT 99.1

j2 Reports Second Quarter 2017 Results

Achieves Record Quarterly Revenues (up 29.0% to $273.2 million vs. Q2 2016)

Announces Twenty-Fourth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the second quarter ended June 30, 2017 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3850 per share.

SECOND QUARTER 2017 RESULTS

●	Q2 2017 quarterly revenues increased 29.0% to an all-time record of $273.2 million compared to $211.8 million for Q2 2016.

●
Net cash provided by operating activities decreased by 10.4% to $60.5 million compared to $67.5 million for Q2 2016. This decrease was driven by a $20.0 million contingent payment for Ookla which was paid during the quarter.

●
Free cash flow(1) for the quarter increased by 12.0% to $71.1 million compared to $63.5 million for Q2 2016 before the effect of the $20.0 million contingent payment for Ookla which was paid during the quarter.

●
GAAP earnings per diluted share(2) decreased 8.7% to $0.63 in Q2 2017 compared to $0.69 for Q2 2016. Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 9.9% to $1.33 compared to $1.21 for Q2 2016.

●	GAAP net income decreased by 7.1% to $31.4 million compared to $33.8 million for Q2 2016.

●	Adjusted EBITDA(4) for the quarter increased 13.0% to $110.2 million compared to $97.5 million for Q2 2016.

j2 ended the quarter with approximately $330.8 million in cash and investments after deploying approximately $52.0 million during the quarter for acquisitions and j2's regular quarterly dividend.

Key financial results for Q2 2017 versus Q2 2016 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q2 2017	Q2 2016	% Change
Revenues
Cloud Services	$143.4 million	$141.4 million	1.4%
Digital Media	$128.5 million	$69.3 million	85.4%
IP Licensing	$1.3 million	$1.1 million	18.2%
Total Revenue:	$273.2 million	$211.8 million	29.0%
Operating Income	$58.6 million	$58.9 million	(0.5)%
Net Cash Provided by Operating Activities	$60.5 million	$67.5 million	(10.4)%
Free Cash Flow (1)	$71.1 million	$63.5 million	12.0%
GAAP Earnings per Diluted Share (2)	$0.63	$0.69	(8.7)%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.33	$1.21	9.9%
GAAP Net Income	$31.4 million	$33.8 million	(7.1)%
Non-GAAP Net Income	$64.8 million	$59.7 million	8.5%
Adjusted EBITDA (4)	$110.2 million	$97.5 million	13.0%
Adjusted EBITDA Margin (4)	40.3%	46.0%	(5.7)%

"I am very happy to report another quarter of record revenues totaling more than $273 million in the quarter, a 29% increase over the same quarter last year" said Hemi Zucker, CEO of j2. "In addition, our business was further validated by the debt market as our Cloud Services division issued $650 million of 8-year notes in an oversubscribed offering without guarantees from either our Media division or parent company, j2 Global. The debt raise both lowered our overall long-term cost of capital and increased cash on hand as of today to over $380 million."

BUSINESS OUTLOOK

For fiscal 2017, the Company reaffirms estimates that it will achieve revenues between $1.130 billion and $1.170 billion and Adjusted non-GAAP earnings per diluted share of between $5.60 and $6.00.

Adjusted non-GAAP earnings per diluted share for 2017 excludes share-based compensation of between $17 and $19 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2017 (exclusive of the release of reserves for uncertain tax positions) will be between 28.5% and 30.5%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors approved a quarterly cash dividend of $0.3850 per common share, a $0.01, or 2.7% increase versus last quarter's dividend. This is j2's twenty-fourth consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on September 1, 2017 to all shareholders of record as of the close of business on August 14, 2017. Future dividends will be subject to Board approval.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 22.8% for Q2 2017 and 30.9% for Q2 2016. The estimated Adjusted non-GAAP effective tax rates were approximately 28.5% for Q2 2017 and 29.4% for Q2 2016.

(3)
For Q2 2017, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax expense from prior years and diluted effect of convertible debt, in each case net of tax, totaling $0.70 per diluted share. For Q2 2016, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles and additional tax (expense) benefit from prior years, in each case net of tax, totaling $0.53 per diluted share.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS referred to in Note (3) above. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two segments: Business Cloud Services and Digital Media. The Business Cloud Services segment offers Internet fax, virtual phone, unified communications, hosted email, email marketing, online backup and CRM solutions. It markets its services principally under the brand names eFax ®, eVoice ®, Onebox ®, FuseMail ®, Campaigner ®, KeepItSafe ®, Livedrive® and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media segment offers technology, gaming, lifestyle and healthcare content through its digital properties, which include PCMag, IGN, AskMen, Speedtest, Offers, ExtremeTech, Geek, Toolbox, Techbargains, emedia, Salesify, Everyday Health and others. As of December 31, 2016, j2 had achieved 21 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2017 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2016 Annual Report on Form 10-K filed by j2 Global on March 1, 2017, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2017 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	June 30, 2017	December 31, 2016
ASSETS

Cash and cash equivalents	$330,743	$123,950
Restricted cash	265,000	—
Short-term investments	65	60
Accounts receivable, net of allowances of $9,027 and $7,988, respectively	181,528	199,871
Prepaid expenses and other current assets	22,354	24,118
Current assets held for sale	5,770	—
Total current assets	805,460	347,999

Property and equipment, net	71,173	68,094
Goodwill	1,139,426	1,122,810
Other purchased intangibles, net	468,085	511,691
Deferred income taxes, non-current	7,228	5,289
Other assets	6,569	6,445
Non-current assets held for sale	29,720	—
TOTAL ASSETS	$2,527,661	$2,062,328

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses	$135,473	$178,071
Income taxes payable	12,845	16,753
Deferred revenue, current	88,153	80,384
Line of credit	—	178,817
Current maturities of long-term debt	246,652	—
Other current liabilities	24	64
Current liabilities held for sale	523	—
Total current liabilities	483,670	454,089

Long-term debt	996,377	601,746
Deferred revenue, non-current	57	1,588
Liability for uncertain tax positions	46,988	46,537
Deferred income taxes, non-current	34,764	40,357
Other long-term liabilities	5,143	3,475
Non-current liabilities held for sale	5,103	—
TOTAL LIABILITIES	1,572,102	1,147,792

Common stock	476	474
Additional paid-in capital	314,790	308,329
Retained earnings	679,029	660,382
Accumulated other comprehensive loss	(38,736)	(54,649)
TOTAL STOCKHOLDERS' EQUITY	955,559	914,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,527,661	$2,062,328

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total revenues	$273,174	$211,800	$527,843	$412,302

Cost of revenues (1)	43,159	35,591	83,969	69,878
Gross profit	230,015	176,209	443,874	342,424

Operating expenses:
Sales and marketing (1)	80,862	48,617	158,339	96,729
Research, development and engineering (1)	11,555	9,213	23,307	18,201
General and administrative (1)	79,038	59,434	155,693	115,211
Total operating expenses	171,455	117,264	337,339	230,141
Income from operations	58,560	58,945	106,535	112,283
Interest expense, net	13,670	10,301	26,079	20,534
Other expense (income), net	4,227	(213)	4,551	(87)
Income before income taxes	40,663	48,857	75,905	91,836
Income tax expense	9,287	15,087	18,709	28,123
Net income	$31,376	$33,770	$57,196	$63,713

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.65	$0.69	$1.19	$1.31

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.63	$0.69	$1.16	$1.30

Basic weighted average shares outstanding	47,547,118	48,055,783	47,505,406	48,011,250
Diluted weighted average shares outstanding	48,948,315	48,265,298	48,857,405	48,251,698

(1) Includes share-based compensation expense as follows:
Cost of revenues	$121	$103	$238	$198
Sales and marketing	521	434	899	965
Research, development and engineering	281	221	518	428
General and administrative	4,639	2,681	7,522	4,657
Total	$5,562	$3,439	$9,177	$6,248

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$57,196	$63,713
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	79,225	58,233
Accretion and amortization of discount and premium of investments	—	646
Amortization of financing costs and discounts	6,307	4,777
Share-based compensation	9,177	6,248
Provision for doubtful accounts	5,623	5,009
Deferred income taxes, net	(3,679)	(2,064)
Decrease (increase) in:
Accounts receivable	11,195	3,763
Prepaid expenses and other current assets	2,527	1,534
Other assets	(105)	(1,894)
Increase (decrease) in:
Accounts payable and accrued expenses	(55,047)	(15,480)
Income taxes payable	(4,464)	2,034
Deferred revenue	1,817	(2,699)
Liability for uncertain tax positions	(4)	4,440
Other long-term liabilities	1,887	3,792
Net cash provided by operating activities	111,655	132,052
Cash flows from investing activities:
Maturity of available-for-sale investments	—	112,631
Purchase of available-for-sale investments	(5)	(47,207)
Purchases of property and equipment	(18,945)	(9,186)
Acquisition of businesses, net of cash received	(36,430)	(76,725)
Purchases of intangible assets	(768)	(1,815)
Net cash used in investing activities	(56,148)	(22,302)
Cash flows from financing activities:
Issuance of long-term debt, net	636,178	—
Proceeds from line of credit, net	44,981	—
Repayment of line of credit	(225,000)	—
Repurchases of common and restricted stock	(6,738)	(3,356)
Issuance of stock, net of costs	1,184	2,034
Dividends paid	(35,707)	(32,202)
Deferred payments for acquisitions	(3,339)	(16,550)
Other	(36)	843
Net cash provided by (used) in financing activities	411,523	(49,231)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5,576	(2,295)
Net change in cash, cash equivalents and restricted cash	472,606	58,224
Net change in cash balance included in assets held for sale	(813)	—
Cash, cash equivalents and restricted cash at beginning of period	123,950	255,530
Cash, cash equivalents and restricted cash at end of period	$595,743	$313,754

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications, net of tax: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) dilutive effect of the convertible debt.

	Three Months Ended June 30,
	2017	Per Diluted Share *	2016	Per Diluted Share *
Net income	$31,376	$0.63	$33,770	$0.69
Plus:
Share based compensation (1)	3,329	0.07	2,520	0.05
Acquisition related integration costs (2)	4,966	0.10	2,583	0.05
Interest costs (3)	2,030	0.04	1,361	0.03
Amortization (4)	21,031	0.44	19,322	0.40
Tax expense from prior years (5)	2,058	0.04	99	(0.00)
Convertible debt dilution (6)	—	0.02	—	—
Adjusted non-GAAP net income	$64,790	$1.33	$59,655	$1.21

	Six Months Ended June 30,
	2017	Per Diluted Share *	2016	Per Diluted Share *
Net income	$57,196	$1.16	$63,713	$1.30
Plus:
Share based compensation (1)	5,753	0.12	4,572	0.09
Acquisition related integration costs (2)	10,891	0.23	4,365	0.09
Interest costs (3)	3,295	0.07	2,694	0.06
Amortization (4)	43,365	0.91	35,640	0.74
Tax expense from prior years (5)	2,058	0.04	52	0.00
Convertible debt dilution (6)	—	0.03	—	—
Adjusted non-GAAP net income	$122,558	$2.52	$111,036	$2.25

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) dilutive effect of the convertible debt.

	Three Months Ended June 30,
	2017	2016
Cost of revenues	$43,159	$35,591
Plus:
Share based compensation (1)	(121)	(103)
Amortization (4)	(639)	(1,311)
Adjusted non-GAAP cost of revenues	$42,399	$34,177

Sales and marketing	$80,862	$48,617
Plus:
Share based compensation (1)	(521)	(434)
Acquisition related integration costs (2)	(1,033)	(581)
Adjusted non-GAAP sales and marketing	$79,308	$47,602

Research, development and engineering	$11,555	$9,213
Plus:
Share based compensation (1)	(281)	(221)
Acquisition related integration costs (2)	(248)	—
Adjusted non-GAAP research, development and engineering	$11,026	$8,992

General and administrative	$79,038	$59,434
Plus:
Share based compensation (1)	(4,639)	(2,681)
Acquisition related integration costs (2)	(1,884)	(3,371)
Amortization (4)	(32,077)	(24,868)
Tax expense from prior years (5)	(3,007)	(150)
Adjusted non-GAAP general and administrative	$37,431	$28,364

Interest expense, net	$13,670	$10,301
Plus:
Interest costs (3)	(2,859)	(1,913)
Adjusted non-GAAP interest expense, net	$10,811	$8,388

Other expense (income), net	$4,227	$(213)
Plus:
Acquisition related integration costs (2)	(2,635)	—
Adjusted non-GAAP other expense (income), net	$1,592	$(213)

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Income tax provision	$9,287	$15,087
Plus:
Share based compensation (1)	2,233	919
Acquisition related integration costs (2)	834	1,369
Interest costs (3)	829	552
Amortization (4)	11,685	6,857
Tax expense from prior years (5)	949	51
Adjusted non-GAAP income tax provision	$25,817	$24,835

Total adjustments	$(33,414)	$(25,885)

GAAP earnings per diluted share	$0.63	$0.69
Adjustments *	$0.70	$0.53
Adjusted non-GAAP earnings per diluted share	$1.33	$1.21

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) dilutive effect of the convertible debt.

	Six Months Ended June 30,
	2017	2016
Cost of revenues	$83,969	$69,878
Plus:
Share based compensation (1)	(238)	(198)
Acquisition related integration costs (2)	(195)	—
Amortization (4)	(1,758)	(2,555)
Adjusted non-GAAP cost of revenues	$81,778	$67,125

Sales and marketing	$158,339	$96,729
Plus:
Share based compensation (1)	(899)	(965)
Acquisition related integration costs (2)	(2,471)	(1,124)
Adjusted non-GAAP sales and marketing	$154,969	$94,640

Research, development and engineering	$23,307	$18,201
Plus:
Share based compensation (1)	(518)	(428)
Acquisition related integration costs (2)	(825)	—
Adjusted non-GAAP research, development and engineering	$21,964	$17,773

General and administrative	$155,693	$115,211
Plus:
Share based compensation (1)	(7,522)	(4,657)
Acquisition related integration costs (2)	(8,287)	(5,422)
Amortization (4)	(62,934)	(45,925)
Tax expense from prior years (5)	(3,007)	(900)
Adjusted non-GAAP general and administrative	$73,943	$58,307

Interest expense, net	$26,079	$20,534
Plus:
Interest costs (3)	(4,889)	(3,798)
Adjusted non-GAAP interest expense, net	$21,190	$16,736

Other expense (income), net	$4,551	$(87)
Plus:
Acquisition related integration costs (2)	(2,635)	—
Tax benefit from prior years (5)	—	811
Adjusted non-GAAP other expense (income), net	$1,916	$724

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Income tax provision	$18,709	$28,123
Plus:
Share based compensation (1)	3,424	1,676
Acquisition related integration costs (2)	3,522	2,181
Interest costs (3)	1,594	1,104
Amortization (4)	21,327	12,840
Tax expense from prior years (5)	949	37
Adjusted non-GAAP income tax provision	$49,525	$45,961

Total adjustments	$(65,362)	$(47,323)

GAAP earnings per diluted share	$1.16	$1.30
Adjustments *	$1.36	$0.95
Adjusted non-GAAP earnings per diluted share	$2.52	$2.25

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company's non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded 3 days of overlapping interest expense in connection with the 8.0% senior unsecured notes and deferred issuance costs associated with the repayment of the line of credit. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Tax (Expense) Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Expense (Income), Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND SIX MONTHS ENDED JUNE 30, 2017 AND 2016
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$31,376	$33,770	$57,196	$63,713
Plus:
Interest expense, net	13,670	10,301	26,079	20,534
Other expense (income), net	1,592	(213)	1,916	(87)
Income tax expense	9,287	15,087	18,709	28,123
Depreciation and amortization	39,902	31,058	79,225	58,233
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	5,562	3,439	9,177	6,248
Acquisition-related integration costs	5,800	3,952	14,413	6,546
Additional indirect tax expense from prior years	3,007	150	3,007	900

Adjusted EBITDA	$110,196	$97,544	$209,722	$184,210

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, and (3) additional indirect tax expense from prior years. We disclose Adjusted EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2017
Net cash provided by operating activities	$51,191	$60,464	$—	$—	$111,655
Less: Purchases of property and equipment	(9,660)	(9,285)	—	—	(18,945)
Add: Contingent consideration*	20,000	19,950	—	—	39,950
Free cash flows	$61,531	$71,129	$—	$—	$132,660

* Free cash flows of $61.5 million for Q1 2017 and $71.1 million for Q2 2017 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2016
Net cash provided by operating activities	$64,524	$67,528	$60,488	$89,847	$282,387
Less: Purchases of property and equipment	(4,321)	(4,865)	(8,261)	(7,299)	(24,746)
Add: Contingent consideration*	8,000	—	—	—	8,000
Add: Excess tax benefit share-based compensation	264	833	974	200	2,271
Free cash flows	$68,467	$63,496	$53,201	$82,748	$267,912

* Free cash flows of $68.5 million for Q1 2016 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.  Amounts reflected were adjusted from previously disclosed periods in order to be comparable to the current period.

The Company discloses Free Cash Flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud Connect	Cloud Services	IP Licensing	Digital Media	j2 Global, Inc.	Total

Revenues
GAAP revenues	$95,667	$47,763	$1,279	$128,465	$—	$273,174

Gross profit
GAAP gross profit	$78,485	$35,017	$1,272	$115,241	$—	$230,015
Non-GAAP adjustments:
Share-based compensation	106	15	—	—	—	121
Amortization	119	520	—	—	—	639
Adjusted non-GAAP gross profit	$78,710	$35,552	$1,272	$115,241	$—	$230,775

Operating profit
GAAP operating profit	$45,435	$12,892	$(218)	$10,129	$(9,678)	$58,560
Non-GAAP adjustments:
Share-based compensation	1,167	348	—	1,091	2,956	5,562
Acquisition related integration costs	119	31	—	3,015	—	3,165
Amortization	4,866	8,749	1,261	17,840	—	32,716
Additional indirect tax expense from prior years	—	—	—	—	3,007	3,007
Adjusted non-GAAP operating profit	$51,587	$22,020	$1,043	$32,075	$(3,715)	$103,010

Depreciation	1,214	1,098	—	4,874	—	7,186
Adjusted EBITDA	$52,801	$23,118	$1,043	$36,949	$(3,715)	$110,196

NOTE: Table above excludes certain intercompany allocations

  j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud Connect	Cloud Services	IP Licensing	Digital Media	j2 Global, Inc.	Total

Revenues
GAAP revenues	$92,858	$48,509	$1,093	$69,340	$—	$211,800

Gross profit
GAAP gross profit	$76,851	$34,485	$1,093	$63,780	$—	$176,209
Non-GAAP adjustments:
Share-based compensation	103	—	—	—	—	103
Amortization	127	1,184	—	—	—	1,311
Adjusted non-GAAP gross profit	$77,081	$35,669	$1,093	$63,780	$—	$177,623

Operating profit
GAAP operating profit	$42,548	$10,721	$(751)	$11,505	$(5,078)	$58,945
Non-GAAP adjustments:
Share-based compensation	1,465	—	—	592	1,382	3,439
Acquisition related integration costs	88	—	—	3,864	—	3,952
Amortization	6,345	11,140	1,492	7,202	—	26,179
Additional indirect tax expense from prior years	—	—	—	150	—	150
Adjusted non-GAAP operating profit	$50,446	$21,861	$741	$23,313	$(3,696)	$92,665

Depreciation	1,230	1,044	—	2,605	—	4,879
Adjusted EBITDA	$51,676	$22,905	$741	$25,918	$(3,696)	$97,544

NOTE: Table above excludes certain intercompany allocations